UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2017

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, Suite 200

San Diego, CA  92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 12, 2017, Kratos Defense & Security Solutions, Inc. (the “Company”) closed its previously announced public offering of common stock (the “Offering”) in accordance with the terms of an underwriting agreement (the “Underwriting Agreement”), dated September 7, 2017, by and among the Company, J.P. Morgan Securities LLC and Goldman Sachs & Co, LLC, as representative of the several underwriters named therein (the “Underwriters”).

Upon the closing of the Offering, the Company sold an aggregate of 16,100,000 shares of common stock to the Underwriters, which amount included 2,100,000 shares of common stock sold pursuant to an option granted to the Underwriters that was exercised in full. The Company received net proceeds from the Offering, after deducting commissions and expenses, of approximately $186.0 million.

The shares of the Company’s common stock were offered and sold pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-220339) (the “Registration Statement”), filed with the Securities and Exchange Commission on September 5, 2017, as supplemented by the prospectus supplement, dated September 7, 2017.  The Registration Statement became immediately effective pursuant to Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”).

The Company expects to use the net proceeds from this Offering to position the Company for projected growth from new and anticipated increased production on under contract programs and expected to be received new programs and contracts, to reduce its indebtedness in order to reduce its cost of capital and facilitate its long-term strategy, and for general corporate purposes, including potential acquisitions.

The Underwriters and their affiliates have provided, and in the future may continue to provide, various financial advisory, cash management, investment banking, commercial banking and other financial services to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

The description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and the terms of which are incorporated herein by reference. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the opinion of Paul Hastings LLP relating to the legality of the issuance and sale of the Company’s common stock in the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s intended use of the net proceeds from the Offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 8.01    Other Events.

On September 7, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated September 7, 2017, by and among Kratos Defense & Security Solutions, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

	5.1	Opinion of Paul Hastings LLP.

	23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

	99.1	Press release dated September 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Date:  September 12, 2017